Exhibit 1.2

                        AMENDMENT TO DECLARATION OF TRUST



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                          PHOENIX MULTI-PORTFOLIO FUND

                        Amendment to Declaration of Trust

     We, the undersigned, being a majority of the members of the Board of Trustees of the Phoenix Multi-Portfolio Fund, a Massachusetts business trust organized under an Agreement and Declaration of Trust dated October 15, 1987, acting pursuant to Section 6.3 of ARTICLE VI of said Agreement and Declaration of Trust for the purpose of establishing and designating new Series of Shares denominated the Phoenix Capital Appreciation Portfolio and Phoenix International Portfolio, hereby amend said Declaration of Trust, effective August 23, 1989, by deleting the first paragraph of Section 3.2 of ARTICLE III thereof and by inserting in lieu of such paragraph the following paragraph:

     "Without limiting the authority of the Trustees set forth in Section 3.1 to establish and designate any further Series, the following three Series are hereby established and designated: "Phoenix Tax-Exempt Bond Portfolio", "Phoenix Capital Appreciation Portfolio" and "Phoenix International Portfolio".

               WITNESS our hands this 23rd day of August, 1989.


        /s/ C. Duane Blinn                      /s/ James M. Oates
        ------------------------                ---------------------------
        C. Duane Blinn                          James M. Oates

        /s/ Robert Chesek                       /s/ Philip R. Reynolds
        ------------------------                ---------------------------
        Robert Chesek                           Philip R. Reynolds

        /s/ James R. Dempsey                    /s/ Herbert Roth, Jr.
        ------------------------                ---------------------------
        James R. Dempsey                        Herbert Roth, Jr.

        /s/ Leroy Keith, Jr.                    /s/ Richard Scheuch
        ------------------------                ---------------------------
        Leroy Keith, Jr.                        Richard Scheuch